 As filed with the Securities and Exchange Commission on April 17, 2003

                               Registration No. 333-__________



              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                        _______________

                           FORM S-8

                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933

                       ________________

                        AMR Corporation
    (Exact name of registrant as specified in its charter)

               Delaware                       75-1825172
    (State or other jurisdiction of        (I.R.S. Employer
    incorporation or organization)        Identification No.)

                    4333 Amon Carter Blvd.
                    Fort Worth, Texas 76155
           (Address of Principal Executive Offices)


      AMR Corporation 2003 Employee Stock Incentive Plan
                   (Full title of the Plan)


                     Gary F. Kennedy, Esq.
           Senior Vice President and General Counsel
                        AMR Corporation
                  4333 Amon Carter Boulevard
                    Fort Worth, Texas 76155
            (Name and  address of agent for service)


                        (817) 963-1234
(Telephone number, including area code, for agent for service)



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               CALCULATION OF REGISTRATION FEE

                                            Proposed
Title of                     Proposed       maximum
securities                   maximum        aggregate      Amount of
to be         Amount to be   offering price offering       registration
registered    registered     per unit       price          fee

Common         42,680,000        $3.52       $150,233,600    $12,153.90
Stock, par         (1)                           (2)
value $ 1.00
per share

(1) Consists of shares of Common Stock to be offered pursuant to the AMR Corporation 2003 Employee
          Stock Incentive Plan (the "Plan"). Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions under the Plan is hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $3.52 per share, which was the average of the high and low prices of AMR Corporation common shares on April 15, 2003, as reported on the New York Stock Exchange.

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                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          Incorporated by reference in this Registration Statement are the following documents filed by AMR Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          a. The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

          b. All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
               (a) above; and

          c. A description of the Company's common stock contained in the Company's Registration Statement on Form 8-B dated September 29, 1982, as such form may be amended to update such description.

          All documents subsequently filed by the Company and, where applicable, the Plan, with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

          Not applicable.


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Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          The Delaware General Corporation Law (the
"Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Restated Certificate of Incorporation and Amended By-Laws so provide, eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and
(iv) for any transaction from which the director derives improper personal benefit. Under Delaware law, the Company's Certificate of Incorporation and the Company's Bylaws, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses. The Company's officers and directors are also insured against claims arising out of the performance of their duties in the aforementioned capacities.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on page 10.


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
Item 9.   Undertakings

          (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

               (i) To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section
13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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          (c)  Indemnification.  Insofar as indemnification for
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                         SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Fort Worth, Texas on the 15th day of April, 2003.

                           AMR CORPORATION



                           By: /s/ Gary F. Kennedy
                                   Gary F. Kennedy
                                   Senior Vice President,General Counsel
                                   and Secretary


          Each person whose signature appears below does hereby make, constitute and appoint Charles D. Marlett and Gary F. Kennedy, and each of them, with full power to act without the others, his true and lawful attorney-in-fact and agent, in his name, place and stead to execute on his behalf, as a director of AMR Corporation (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's common stock, par value $1.00 per share ("Common Stock"), in connection with the AMR 2003 Employee Stock Incentive Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.


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          Pursuant to the requirements of the Securities Act
of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                        Date

 /s/ Donald J. Carty          Chairman and Chief           April 15, 2003
Donald J. Carty               Executive Officer
                              (Principal Executive
                              Officer)

 /s/ Jeffrey C. Campbell      Senior Vice President        April 15, 2003
Jeffrey C. Campbell           and Chief Financial
                              Officer (Principal
                              Accounting and
                              Financial Officer)

 /s/ John W. Bachmann         Director                     April 10, 2003
John W. Bachmann


/s/ David L. Boren            Director                     April 10, 2003
David L. Boren


/s/ Edward A. Brennan         Director                     April 10, 2003
Edward A. Brennan


/s/ Armando M. Codina         Director                     April 15, 2003
Armando M. Codina


 /s/ Earl G. Graves           Director                     April 15, 2003
Earl G. Graves


/s/Ann McLaughlin Korologos   Director                     April 15, 2003
Ann McLaughlin Korologos

/s/ Michael A. Miles          Director                     April 15, 2003
Michael A. Miles

                                         8

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/s/ Philip J. Purcell         Director                     April 15, 2003
Philip J. Purcell

/s/ Joe M. Rodgers            Director                     April 15, 2003
Joe M. Rodgers

/s/ Judith Rodin              Director                     April 15, 2003
Judith Rodin

/s/ Roger T. Staubach         Director                     April 15, 2003
Roger T. Staubach




















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
                      Index to Exhibits



Exhibit No.                   Description of Exhibit

4.1 Restated Certificate of Incorporation of AMR, incorporated by reference to AMR's Registration
          Statement on Form S-4, file number 33-55191.

4.2       AMR Corporation Bylaws, amended as of January 22,
          2003, incorporated by reference to Exhibit 3.2 of AMR's report on Form 10-K for the year ended
          December 31, 2002.

4.3 Form of Specimen Common Stock Certificate (filed as Exhibit 4(c) to the Registration Statement of AMR Corporation on Form S-3 (File No. 33-38393), filed with the SEC on December 21, 1990, and incorporated herein by reference).

4.4 A description of the AMR's common stock, incorporated by reference to the description of AMR's common stock included in the Registration
          Statement on Form 8-B filed with the SEC on September 29, 1982, as such form may be amended to update such description.

5         Opinion of Debevoise & Plimpton (filed herewith).

23.1      Consent of Ernst & Young LLP (filed herewith).

23.2      Consent of Debevoise & Plimpton (included in
          Exhibit 5).

24 Powers of Attorney (filed herewith - see pages 8-9 of the Registration Statement).

99        AMR 2003 Employee Stock Incentive Plan,
          incorporated by reference to Exhibit 10.31 of AMR's report on Form 10-K for the year ended
          December 31, 2002.









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